CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2017 relating to the financial statements and financial statement schedule, which appears in GCP Applied Technologies Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 11, 2017